As filed with the Securities and Exchange Commission on July 14, 2016

Registration No: ________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NPQ HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	7373	36-4820200
(State of other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification No.)

Lim Wee Lee
Chief Executive Officer
61 Ubi Road 1, #04-10 Oxley Bizhub,

Singapore 408727,

Tel:

E-mail: Info@npqholdings.com
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies To:
Matheau J. W. Stout, Esq.
400 E. Pratt Street, 8th Floor
Baltimore, Maryland 21202

(410) 429-7076 Tel
(888) 907-1740 Fax

mstout@otclawyers.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering	Aggregate	Amount of
to be	Amount to be	Price Per	Offering	Registration
Registered	Registered	Share (1)	Price	Fee

Common Stock	2,000,000	$1.00	$2,000,000	$201.4
Total	2,000,000	$1.00	$2,000,000	$201.4

(1) There is no current market for the securities; the price at which the shares are being offered has been arbitrarily determined by us; this price is used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED July 14, 2016

PRELIMINARY PROSPECTUS

NPQ HOLDINGS LIMITED

2,000,000 SHARES OF COMMON STOCK AT $1.00 PER SHARE

This Prospectus relates to the offering by NPQ Holdings Limited (“NPQ Holdings,” “we,” “our,” the “Company” or the “Registrant”) of a) a total of 2,000,000 shares (the “Shares”) of our common stock on a “self-underwritten” basis at a fixed price of $1.00 per share. The Company is offering our shares at a fixed price of $1.00 for the duration of the offering. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180-day period or extend the offering for up to 180 days following the expiration of the 180 day offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,000,000 shares is a “best efforts” offering, which means that our Officers and Directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $1.00 per share for the duration of the offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. The Company is offering our shares at a fixed price of $1.00 for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the gross proceeds may range between $0 and $2,000,000.00. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our Officers and Directors will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales.

There is no minimum offering of the NPQ Holdings shares.

We are a development stage company with no earnings focusing on early-stage business activities. This fact may impose some limitations on our shareholders’ ability to re-sell their shares in our company. Accordingly, investors should consider our shares to be a high-risk illiquid investment (see “Risk Factors” section).

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

Management will have sole control over company’s accounts. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process (see “Use of Proceeds” and “Plan of Distribution” sections).

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. After the effective date of the registration statement, we intend to list our common stock on the Over-The-Counter Bulletin Board (OTCBB), which is maintained by the Financial Industry Regulatory Authority, Inc. (FINRA).

This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed.

Our President will market our common stock and offer / sell the securities on our behalf. This is the best effort direct participation offering that will not utilize broker-dealer arrangement. No Officer or Director will receive any compensation for her/his role in selling shares in the offering.

Our Officers and Directors have not acted as promoters nor do they have a controlling interest in any companies (either viable or dormant).

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus. We have not authorized any person to provide you with any information about this offering, NPQ Holdings Limited, or the shares offered hereby that is different from the information included in this Prospectus.

THE DATE OF THIS PROSPECTUS IS July 14, 2016.

TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

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PART I

SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this Prospectus, “NPQ,” “we,” “our,” the “Company” or the “Registrant” refer to NPQ Holdings Limited, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending March 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.0001 per share.

COMPANY OVERVIEW

NPQ Holdings Limited was incorporated in the State of Nevada on October 9, 2015. Our offices are located at 61 Ubi Road 1, #04-10 Oxley Bizhub, Singapore 408727.

We are a development stage company with no earnings to date and operations and assets consistent with our age, with a focus on early-stage business activities such as proof of concept, development, and promotion of enterprise mobile applications and mobile Point-Of-Sale technologies.

NPQ Holdings Limited is a company that operates through its wholly owned subsidiary, NPQ Global Limited, a Company organized in Anguilla under the International Business Companies Act, 2000. It should be noted that our wholly owned subsidiary, NPQ Global Limited owns 100% of NPQ (HK) Limited, a Hong Kong Company.

At this time we operate exclusively through our wholly owned subsidiary and share the same business plan of our subsidiary, which is the consultancy and development of enterprise mobile applications and mobile Point-Of-Sale system. NPQ Global Limited also shares the same business plan of NPQ Holdings Limited.

The Company’s executive offices are located 61 Ubi Road 1, #04-10 Oxley Bizhub, Singapore 408727.

Our activities have been limited to developing our business and financial plans.

We will receive proceeds from the sale of 2,000,000 shares of our common stock and intend to use the proceeds from this offering to carry out our business plan. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $25,201.40, are being paid for by the Company.

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We believe we need to raise $2,000,000 from the sale of 2,000,000 shares at $1.00 to fully execute our business plan over the next 12 months.

The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations. If we are not able to raise the full amount of $2,000,000 then we will simply reduce the extent of which we intended to carry out certain operations and will allocate less funds to particular areas. Please refer to the section herein titled “Use of Proceeds.”

INDUSTRY OVERVIEW

NPQ focuses on the development of solutions for two large industry segments below.

1.	Enterprise Mobile Apps

NPQ focuses on development of solutions that integrate front-end mobile applications with back-end cloud-based enterprise software, enabling businesses to deliver complex business services to customers and facilitate complex workflow to support employees via mobile devices. Customers are better served while mobile workers are empowered to perform their work more effectively, through easy-to-use mobile applications with intuitive user interface that delivers the required services powered by cloud-based enterprise software.

An article “Has Desktop Internet Use Peaked” published by the Wall Street Journal published on April 15th 2016 reported that, according to a recent data from comScore, the amount of time people spend online on desktops might have peaked in 2015. Online time spent on desktops and laptops in the U.S. fell 6% year-over-year in March 2016, which indicates that desktop is finally truly giving way to mobile.

Mobile Internet usage rose 13% YoY in March 2016 to more than one trillion minutes.

Mobile Internet has become the standard online communication platform with increasingly more people are using mobile devices in place of computers. Smartphone usage is up 394 percent, and tablet usage is up a whopping 1,721 percent as these platforms now combine to account for 60 percent of digital media time spent. More than 75 percent of all Americans who use the Internet (age 18+) now access digital content on both desktop and mobile devices, which is an increase from 68 percent from a year ago.

Mobile-only Internet usage is also becoming more common, driven predominantly by Millennials, of which 21 percent are no longer using desktop computers to go online. Meanwhile, the 55-years-and-older consumer segment is actually the fastest growing faction of mobile users, increasing its combined multi-platform and mobile-only share of audience from 60 percent to 74 percent in the past year.

Mobile devices have quickly become the go-to for a whole range of digital services that consumers rely on every day. This might include booking a ride with Uber, listening to a favorite song on Spotify, or even perusing potential romantic interests on dating app Tinder. Mobile has quickly moved from being just another way to consume content to a platform that helps consumers accomplish more all day, every day.

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To adapt to this new mobile environment, it has become very important for businesses to understand how to effectively connect and serve consumers. Many companies spend quite a bit to establish and grow a strong presence on both mobile and desktop. But as mobile overtakes desktop, businesses would need to shift their dollars toward app development, mobile web, mobile SEO, and mobile ads.

Mobile applications (apps) offer a great way for businesses to stay connected with customers. The industry has evolved tremendously from the early days of providing relatively simple information-based mobile apps for marketing purposes, to the current trend of integrating with cloud-based enterprise software to provide complex business functionalities via mobile apps.

According to the research report “The State of the Mobile Enterprise Business Application Market” dated Nov 3rd 2015 from Strategy Analytics, the enterprise mobile applications market will grow to $63 billion by 2020. The report highlighted that business process applications, such as sales force automation, field force automation, CRM apps, supply chain management and other ERP applications, are being most used by mobile workers.

2.	Mobile Point-Of-Sale (mPOS) for Restaurants

Among the different industry verticals for mPOS, NPQ has chosen to focus on the restaurant industry vertical. Operating in a fast-paced urban environment, F&B companies face challenges with managing resources, business costs, and manpower amidst keen competition. To sustain growth and profitability, many must leverage on technology and innovation to improve productivity, operational efficiency and appeal to affluent customers of today.

Traditional POS systems consist of a basic computer, barcode scanner, receipt printer, cash drawer, and card reader for debit or credit transactions. Until recently, these devices were archaic and limited.

A Mobile Point-Of-Sale (mPOS) is a smartphone, tablet or dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal (POS: Point-of-sale terminal). Brick-and-mortar merchants now have more freedom and choice, as mPOS systems are easier to use, more affordable, and more versatile. mPOS can now be linked up with tablet or smartphone with data synchronized in real-time to the cloud.

According to a new market report published by Transparency Market Research entitled “Mobile Point-of-Sale Market - Global Industry Analysis, Size, Share, Growth, Trends and Forecast 2016 - 2024,” dated Jun 13th 2016, the mPOS market is expected to reach $38.38 billion in revenue by 2024, rising from $2.08 billion in 2015. In terms of revenue, the market is estimated to expand at a CAGR of 38.0% during the forecast period from 2016 to 2024.

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mPOS is witnessing huge demand from small and medium-sized businesses for multiple applications, including card payments, inventory management, bill printing, and the provision of loyalty programs. Furthermore, ease of use and low cost are major factors influencing merchants across different industry verticals, such as restaurants, hospitality, retail, entertainment, transport, government, health care, warehouse/distribution, and consumer utility services, to adopt mPOS solutions.

BUSINESS STRATEGY

Our business and operations are focused on development of enterprise mobile applications and mobile point-of-sales systems. Our mission is to be the leading provider of cloud applications for businesses, by empowering partners with rewarding business opportunities and a passion to help businesses succeed.

To realize this mission, NPQ has completed the development of two products: SoLoMo App and SoLoMo Restaurant Management System. SoLoMo App is our enterprise mobile app development service while SoLoMo Restaurant Management System is a cloud-based mPOS solution for restaurants.

We are pre-revenue and have fully functional products that are ready to go-to-market. Our development plan estimates six months to start generating revenue from these products. This estimate is based on an expected funding profile, the ability to maintain the current development team and the ability to hire additional staff in identified areas such as sales and marketing, once the additional funding is in place. There can be no assurance that we will be able to successfully market our products.

1.	The Opportunity

The enterprise mobile applications market will grow to $63 billion by 2020 while the mPOS market is expected to reach $38.38 billion in revenue by 2024. Both markets are experiencing explosive growth right now and we have ready products that address the need of these markets. We believe that these markets will continue to grow.

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2.	The Challenge

a)	Enterprise Mobile Apps

Currently, the cost of developing enterprise mobile apps can be very high. The Enterprise Mobility Exchange surveyed 300 senior mobile practitioners around the world and published ‘The Global State of Enterprise Mobility: 2016’. One finding of the survey was that the most common budget size for the next 12-18 months was $250,000–$500,000 chosen by 29.1 per cent of respondents — followed by 25.3% who answered over $1.5 million. The biggest challenges encountered when implementing enterprise mobility projects were integration with legacy systems (47.7 per cent), gaining stakeholder buy-in (38.5 per cent), change management (38.5 per cent) and budget limitations (33.1 per cent).

b)	Restaurant Point-Of-Sale System

The manpower crunch among F&B operators urgently requires workflow automation. Most of the F&B operators are facing long Q issue during peak hour and many stated labour shortage as a major bottleneck. Customers experience long waiting times during queuing, ordering and payment process. F&B revenue is affected by the bottleneck of ordering taking processing during peak hour.

Current products in the market only offer piece-wise solutions to the above challenges:

i)	Mobile Ordering App and Websites

These are not integrated with the POS; user has to check a separate email address or a separate device screen for online takeaway orders, thus adding more work and stress to the cashier due to double entry. Since these mobile ordering solutions are not integrated with POS, orders cannot be transmitted directly to kitchen for food preparation.

ii)	iPad e-Menu Ordering System/e-Waiter Ordering System

These work within the outlet and are not able to handle online takeaway orders and digital payments. They are also not integrated with Kitchen Display System (KDS) to streamline food preparation.

For typical iPad-based e-Menu ordering systems, there is a need to deploy one iPad for each table. Hot soups, drinks and other liquids do not go well with electronics. This will result in significant hardware costs and long-term hardware maintenance costs.

For e-Waiter ordering system, waiters are still required take orders from customers. The number of waiters required will increase proportionally with the number of tables being served. This does not resolve the manpower crunch issue many F&B are currently facing.

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iii)	Standalone Traditional POS

These standalone systems use expensive proprietary industrial hardware for POS terminals and are not integrated to store management functions such as table management, cash & till management, daily reports and analytics.

Most of F&B operators deploy a basic Point-Of-Sale (POS) to allow customers to place order for their food. For some, besides the basic POS, there may be other different systems being deployed to operate their F&B outlets. Such systems are likely to comprise various standalone solutions from different vendors. These solutions are either not integrated or difficult to manage due to legacy technology limitations.

In some situation, there is a need to perform data transfer through manual data entry in order to ensure that data already captured on one application is entered into other applications. Also, the integration of any one of these standalone systems will require concerted efforts from the vendors of these systems, often resulting in significant costs.

3.	The Solution

NPQ aspires to become the leading enterprise cloud applications provider in Singapore & Malaysia, under the leadership of our management team with vast experiences in IT industry. Our product strategy is to develop enterprise mobile apps, customized to meet specific vertical industry segments challenges, powered by cloud-based enterprise software.

a)	SoLoMo Apps

NPQ employ a Mobile App Development Platform (MADP) that allows us to rapidly develop and deploy enterprise mobile applications. This enables us to offer a compelling enterprise mobile app solution that

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i)	Lowers cost of apps by 90% compared to traditional customized mobile app development

ii)	Turnaround time is only 1.5 months for both iPhone and Android apps, instead of the typical 6-8 months

iii)	No programming knowledge needed. Client can login after app goes live to edit and maintain functionality, content and appearance of apps.

By using our SoLoMo App development platform, clients can also choose to develop mobile apps themselves. Our platform has over 80 modules, which can be “drag-and-drop” together to create highly functional enterprise mobile apps. Enabling clients to develop their own mobile apps without the need to have any technical programming knowledge, results in tremendous cost savings for the clients.

This product strategy effectively allows NPQ to offer affordable pricing that allows mass market adoption of enterprise mobile apps and our customers can benefit from lower ongoing support costs by being able to self-maintain the mobile app’s content and functions.

b)	SoLoMo Restaurant Management System (RMS)

The SoLoMo Restaurant Management System aims to provide a seamless end-to-end integrated system for F&B operators to

i)	Automate ordering and payment through self-service Mobile Web Ordering with digital payment

ii)	Optimize restaurant operation with Point-Of-Sales integrated with cloud-based enterprise software

iii)	Increase kitchen food preparation efficiency with Kitchen Display System

The improved workflow implemented by SoLoMo RMS, cuts down the number of steps from ordering to serving to only 3 steps: -

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i)	Customer scans a QR code sticker on table using own smartphone, places order from Mobile Web Ordering system and pays digitally using smartphone upon checking out order

ii)	The web-based Point-Of-Sales captures the order and sends the order to the Kitchen Display System, which shows the cook what food to prepare

iii)	Waiter delivers the order to customer

This improved workflow provides the following immediate benefits:

i)	No need waiter to take order from customer

ii)	No need waiter to key in order to POS

iii)	No need waiter to send order to kitchen

iv)	No need customer to queue up for payment

v)	Increase revenue from take-away orders/delivery

SoLoMo Restaurant Management System has the following innovations over other solutions in the market:

i)	Web Ordering-POS-KDS-ERP Integration

Unlike the piece-wise solutions available in the market, SoLoMo Restaurant Management System fully integrates mobile web ordering with digital payment (for dine-in and online takeaway orders), Point-Of-Sales (POS) with backend Enterprise Resource Planning (ERP) functions and Kitchen Display System (KDS).

SoLoMo RMS captures all order details to a backend Enterprise Resource Planning (ERP) system, enabling F&B operators to analyse their businesses more effectively anywhere, anytime, through a web browser.

Being a fully integrated system, there is also no need to deal with multiple vendors providing different standalone systems, based on different “islands” of technologies.

ii)	Hardware and OS Independent

Using SoLoMo RMS Mobile Web Ordering, each customer places order using his own mobile device or smartphone. Unlike typical iPad-based e-Menu ordering systems, there is also no need to deploy one iPad for each table. This will result in significant hardware cost savings and long-term hardware maintenance costs.

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SoLoMo RMS POS and KDS can be deployed on any consumer grade computers and tablets, running on any modern OS such as Windows, MacOSX, iOS or Android. This removes the need to use expensive proprietary industrial hardware for POS terminals and KDS terminals.

As SoLoMo RMS is hosted in the cloud and deployed as Software-As-A-Service, the system can scale easily without any restrictions and the turnaround time for replacing a terminal is significantly reduced to negligible amount of time and effort. Customers are being protected from facing business disruption due to hardware failure.

iii)	Open-Source Frameworks

The open-source software model has blossomed into a robust philosophy of transparency and collaboration with the potential to transform all industries.

With the global open-source programmers and developers contributing to the community, such products thrive on community collaboration, collective consciousness and that with proper organization and oversight; trustworthy products with the wisdom of the masses can be created.

We leverage on Open Source Software and Open Source Frameworks to deliver SoLoMo RMS. Our resulting product is built on established open-source frameworks that are well supported and constantly improved on, by the global community of open-source developers.

COMPETITION

1.	Enterprise Mobile App

There are many mobile app and custom software developers in the market. They essentially develop highly customized enterprise applications at a price range between $100,000 to $500,000. The high pricing resulted in many Small & Medium Enterprises (SMEs) not being able to afford their solutions.

As each mobile app project is highly customized, the developer has to build the mobile app from scratch, resulting in long development time. Furthermore, there are no significant recurring revenues from such custom mobile app projects. This makes their business model difficult to scale as each project is unique.

Some of these notable players in Singapore and Malaysia include Rainmaker Labs and Codigo.

2.	Mobile Point-Of-Sale for Restaurants

We face competition from both mature traditional Point-Of-Sale (POS) providers and new mobile POS players.

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a)	Traditional POS

They have established market share, mature hardware and software. They are the de facto choice when new F&B outlets open for business. However, these traditional POS systems run on expensive proprietary hardware and are at best a cash register. Such traditional POS systems are difficult to integrate with other business software such as CRM, loyalty program, accounting and inventory management software.

Traditional POS deployments account for almost 90% of all POS deployment in Singapore and Malaysia. Some established players in this segment include e-Point POS and Raptor POS.

b)	iPad e-Menu Ordering Systems

These solutions enable customers to self-order via an iPad, thus reducing the need for a waiter to take orders. The cost of deployment can be high as there is a need to deploy one iPad per table. During operations, spillage from soups and drinks can damage these devices, resulting in high ongoing replacement and maintenance costs.

These solutions are not connected to the cloud and hence cannot process online takeaway orders. Running on proprietary software also makes it difficult to integrate such solutions with other business software.

One of the notable players in this segment is a startup called Tabsquare.

c)	iPad POS

iPad POS players is rapidly capturing market share from traditional POS players. Low cost of adoption coupled with readily available consumer grade hardware (iPad and routers) are the key drivers to this migration.

However, these solutions, while innovative, are difficult to integrate with other business software. Most does not offer processing of orders from customer’s mobile phones and are not integrated with Kitchen Display System.

The leading player globally for iPad POS for restaurants is Revel POS.

MARKETING STRATEGY

NPQ will initially focus on the Singapore market. Singapore’s vibrant F&B industry comprises of about 6,751 establishments that employed over 100,000 workers at the end of 2013. In the same year, the industry contributed $8.3 billion in operating receipts and $2.97 billion in value-added. These figures indicate that F&B is not just an integral part of Singapore’s lifestyle, but is also an important contributor to the local economy.

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There are about 2,500 restaurants operating in Singapore at the end of 2013. Out of which, about 73.8% has revenue under $1 million. We are targeting this segment of about 1,845 smaller restaurants, who are likely to be using only standalone POS system and can benefit the most from a fully integrated SoLoMo Restaurant Management System.

NPQ intends to market its products through a team of authorized independent commission-based sales partners, as well as a full-time sales team. We plan to have 10 authorized sales partners and 5 full-time sales persons to cover Singapore and Malaysia markets.

THE OFFERING

We are offering, on a self-underwritten basis, a total of 2,000,000 shares of the common stock of our Company at a price of $1.00 per share. This is a fixed price Offering. This Offering of shares will terminate 180 days from the effective date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

There is no minimum offering of the NPQ Holdings shares; investors will not receive a return of their investment if all shares are not sold.

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The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only; no market for our common stock currently exists. Please refer to “RISK FACTORS” and “DILUTION” sections before making an investment in our stock.

Securities Being Offered	2,000,000 shares of common stock No shares of common stock offered by the Selling Shareholders

Offering Price	$1.00 per share

Offering Period	The shares are being offered for a period not to exceed 180 days from the effective date of this Prospectus

Number of Common Stock Issued and Outstanding Before Offering	155,560,000 shares, including 73,000,000 shares held by our Officers and Directors, and 82,560,000 shares held by other 65 shareholders

Number of Common Stock to be Issued and Outstanding After Offering	157,560,000 shares

Gross Proceeds to Our Company	$2,000,000

Use of Proceeds	Expansion of business operations

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” section.

Our Officers and Directors do not intend to purchase any shares in this offering.

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SUMMARY FINANCIAL INFORMATION

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

For The Period From Oct 9, 2015 (Inception) to March 31, 2016
Statement of operations data
Revenue	$-
Net loss	$(475,761)
Net loss per share, basic and diluted	$0.00
Weighted average number of shares outstanding, weighted and diluted	153,084,828

March 31, 2016
Balance Sheet data
Cash and cash equivalents	$210,169
Working capital	$95,239
Total assets	$210,169
Total stockholders’ equity	$95,239

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RISK FACTORS

You should carefully consider the risks described below and elsewhere in this report, which could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risk relating to our Business and Industry;

Going concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has no recurring source of revenue and during the period from October 9, 2015 (Inception) to March 31, 2016, the Company incurred a net loss of $475,760, and used cash in operations of $108,831. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of March 31, 2016 and for the period from October 9, 2015 (Inception) to March 31, 2016 with respect to this uncertainty. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months or for us to achieve our business plan to finalize the development of our software and applications. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate our business, and estimates that a significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

We have a limited operating history, which makes it difficult to predict our future operating results.

We were incorporated on October 9, 2015. As a result of our limited operating history, our ability to accurately forecast our future operating results is limited and subject to a number of uncertainties. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks and uncertainties successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.

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The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The market for enterprise mobile apps and mobile point-of-sale is fragmented, rapidly evolving and highly competitive, with relatively low barriers to entry for certain applications and services. Many of our competitors and potential competitors are larger and have greater name recognition, much longer operating histories, larger marketing budgets and significantly greater resources than we do.. With the introduction of new technologies and market entrants, we expect competition to continue to intensify in the future. If we fail to compete effectively, our business will be harmed. Some of our principal competitors offer their products or services at a lower price, which has resulted in pricing pressures on our business. If we are unable to achieve our target pricing levels, our operating results would be negatively impacted. In addition, pricing pressures and increased competition generally could result in reduced sales, lower margins, losses or the failure of our services to achieve or maintain widespread market acceptance, any of which could harm our business.

Many of our competitors are able to devote greater resources to the development, promotion and sale of their products or services. In addition, many of our competitors have established marketing relationships and major distribution agreements with channel partners, consultants, system integrators and resellers. Moreover, many software vendors could bundle products or offer them at lower prices as part of a broader product sale or enterprise license arrangement. Some competitors may offer products or services that address one or a number of business execution functions at lower prices or with greater depth than our services. As a result, our competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies, standards or customer requirements. Furthermore, some potential customers, particularly large enterprises, may elect to develop their own internal solutions. For all of these reasons, we may not be able to compete successfully against our current and future competitors.

If we fail to stay current with new enterprise mobile apps and mobile point-of-sale technologies, our products could become obsolete

We incur significant costs for research and development not only for the creation of new products, but also for ensuring that our current products will be compatible with new technologies. If our research and development team fails to upgrade our products to stay current with new technologies, our products could become obsolete, which could result in a material adverse impact on our business and results of operations.

We depend on our key executives, and our business and growth may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our key executives. In particular, we are highly dependent upon Mr. Lim Wee Lee, chief executive officer and director, who has established relationships within the industries we operate. If we lose the services of one or more of our current executive officers, we may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers with industry experience similar to our current officers, which could severely disrupt our business and growth. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our suppliers or customers. Furthermore, as we expect to continue to expand our operations and develop new products, we will need to continue attracting and retaining experienced management and key research and development personnel.

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Competition for qualified candidates could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

The technology behind our products contains important trade secrets and know-how, and our ability to compete could be harmed if any such trade secrets and know-how are disclosed to third parties by our engineer.

We regard our trademarks, patents, copyrights and other intellectual property as critical to our success. In particular, we have spent a significant amount of time and resources in developing SoLoMo Apps and SoLoMo Restaurant Management System and our ability to protect our proprietary rights in connection with our platform and apps is critical for the success of our features and services and our overall financial performance. We expect to apply for additional patents, copyrights and trademarks as we continue the development of our platform. However, we cannot assure you that our measures will be sufficient to protect our proprietary information and intellectual property.

If we are not able to provide successful enhancements, new features and modifications to our services, our business could be adversely affected.

Our industry is marked by rapid technological developments and new and enhanced applications and services. If we are unable to provide enhancements and new features for our existing services or new services that achieve market acceptance or that keep pace with rapid technological developments, our business could be adversely affected. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of such enhancements, features or services. Failure in this regard may significantly impair our revenue growth. In addition, because our services are designed to operate on a variety of systems, we will need to continuously modify and enhance our services to keep pace with changes in internet-related hardware, mobile operating systems such as iOS and Android, and other software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, modifications to existing platforms or technologies will increase our research and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

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As a substantial portion of our sales efforts are increasingly targeted at enterprise customers, our sales cycle may become lengthier and more expensive, we may encounter greater pricing pressure and implementation and customization challenges, and we may have to delay revenue recognition for more complicated transactions, all of which could harm our business and operating results.

As a substantial portion of our sales efforts are increasingly targeted at enterprise customers, we face greater costs, longer sales cycles and less predictability in the completion of some of our sales. In this market segment, the customer’s decision to use our services may be an enterprise-wide decision, in which case these types of sales require us to provide greater levels of customer education regarding the uses and benefits of our services, as well as education regarding security, privacy, and data protection laws and regulations, especially for those customers in more heavily regulated industries or those with significant international operations. In addition, larger enterprises may demand more customization, integration and support services, and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources to individual customers, which could increase our costs and sales cycle and divert our own sales and professional services resources to a smaller number of larger customers. Meanwhile, this would potentially require us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met. Professional services may also be performed by a third party or a combination of our own staff and a third party. Our strategy is to work with third parties to increase the breadth of capability and depth of capacity for delivery of these services to our customers. If a customer is not satisfied with the quality or interoperability of our services with their own IT environment, we could incur additional costs to address the situation, which could adversely affect our margins. Moreover, any customer dissatisfaction with our services could damage our ability to encourage broader adoption of our services by that customer. In addition, any negative publicity resulting from such situations, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with current and prospective customers.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our services and harm our business.

Users can use our services to store personal or identifying information. However, federal, state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, use and disclosure of personal information obtained from consumers and other individuals. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to our business or the businesses of our customers may limit the use and adoption of our services and reduce overall demand for them.

In addition, foreign data protection, privacy and other laws and regulations are often more restrictive than those in the United States. For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by European legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance. Similarly, there have been a number of recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy and liability for copyright infringement by third parties. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that we modify or cease existing business practices.

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These U.S. federal and state and foreign laws and regulations, which can be enforced by private parties or governmental entities, are constantly evolving and can be subject to significant change. A number of proposals are pending before federal, state and foreign legislative and regulatory bodies that could affect our business. For example, the European Commission is currently considering a data protection regulation that may include operational requirements for companies that receive personal data that are different than those currently in place in the European Union, and that may also include significant penalties for non-compliance. In addition, some countries are considering legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services.

If we are not able to satisfy data protection, security, privacy, and other government- and industry-specific requirements, our growth could be harmed.

There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new customers, or cause existing customers to elect not to renew their agreements with us. In addition, some of the industries we serve have industry-specific requirements relating to compliance with certain security and regulatory standards, such as those required by the Health Insurance Portability and Accountability Act (HIPAA) and the Health Information Technology for Economic and Clinical Health (HITECH). As we expand into new verticals and regions, we will need to comply with these and other new requirements. If we cannot comply or if we incur a violation in one or more of these requirements, our growth could be adversely impacted, and we could incur significant liability.

Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from customers ratably over the terms of their subscription agreements, which are typically one year. As a result, most of the revenue we report in each quarter is the result of subscription agreements entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. However, any such decline will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our services, and potential changes in our retention rate may not be fully reflected in our operating results until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription term.

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We cannot accurately predict new subscription or expansion rates and the impact these rates may have on our future revenue and operating results.

In order for us to improve our operating results and continue to grow our business, it is important that we continue to attract new customers and expand deployment of our solution with existing customers. To the extent we are successful in increasing our customer base, we could incur increased losses because costs associated with new customers are generally incurred up front, while revenue is recognized ratably over the term of our subscription services. Alternatively, to the extent we are unsuccessful in increasing our customer base, we could also incur increased losses as costs associated with marketing programs and new products intended to attract new customers would not be offset by incremental revenue and cash flow. Furthermore, if our customers do not expand their deployment of our services, our revenue may grow more slowly than we expect. All of these factors can negatively impact our future revenue and operating results.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly operating results, including the levels of our revenue, gross margin, profitability, cash flow and deferred revenue, may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and, as a result, may not fully reflect the underlying performance of our business. Fluctuations in quarterly results may negatively impact the value of our Class A common stock. Factors that may cause fluctuations in our quarterly financial results include, but are not limited to:

●	our ability to attract new customers;

●	our ability to convert users of our limited free versions to paying customers;

●	the addition or loss of large customers, including through acquisitions or consolidations;

●	our retention rate;

●	the timing of recognition of revenue;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

●	network outages or security breaches;

●	general economic, industry and market conditions;

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●	increases or decreases in the number of features in our services or pricing changes upon any renewals of customer agreements;

●	changes in our pricing policies or those of our competitors;

●	seasonal variations in sales of our services, which has historically been highest in the fourth quarter of a calendar year;

●	the timing and success of new services and service introductions by us and our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, customers or strategic partners; and

●	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies.

If we fail to effectively manage our technical operations infrastructure, our customers may experience service outages and delays in the further deployment of our services, which may adversely affect our business.

We have experienced significant growth in the number of users and the amount of data that our operations infrastructure supports. We seek to maintain sufficient excess capacity in our operations infrastructure to meet the needs of all of our customers. We also seek to maintain excess capacity to facilitate the rapid provisioning of new customer deployments and the expansion of existing customer deployments. In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of our services. However, the provision of new hosting infrastructure requires significant lead-time. We have experienced, and may in the future experience, website disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time, which may harm our reputation and operating results. Furthermore, if we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and our revenue.

We focus on product innovation and user engagement rather than short-term operating results.

We focus heavily on developing and launching new and innovative products and features, as well as on improving the user experience for our services. We also focus on growing the number of our users and paying organizations through direct field sales, direct inside sales, indirect channel sales and through word-of-mouth by individual users, some of whom use our services at no cost. We prioritize innovation and the experience for users on our platform, as well as the growth of our user base, over short-term operating results. We frequently make product and service decisions that may reduce our short-term operating results if we believe that the decisions are consistent with our goals to improve the user experience and to develop innovative features that we feel our users desire. These decisions may not be consistent with the short-term expectations of investors and may not produce the long-term benefits that we expect.

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If our services fail to perform properly or if we are unable to scale our services to meet the needs of our customers, our reputation could be adversely affected, our market share could decline and we could be subject to liability claims.

Our services are inherently complex and may contain material defects or errors. Any defects either in functionality or that cause interruptions in the availability of our services, as well as user error, could result in:

●	loss or delayed market acceptance and sales;

●	breach of warranty claims;

●	sales credits or refunds for prepaid amounts related to unused subscription services;

●	loss of customers;

●	diversion of development and customer service resources; and

●	harm to our reputation.

The costs incurred in correcting any material defects or errors might be substantial and could adversely affect our operating results.

Because of the large amount of data that we collect and manage, it is possible that hardware failures, errors in our systems or user errors could result in data loss or corruption that our customers regard as significant. Furthermore, the availability or performance of our services could be adversely affected by a number of factors, including customers’ inability to access the internet, the failure of our network or software systems, security breaches or variability in customer traffic for our services. We may be required to issue credits or refunds for prepaid amounts related to unused services or otherwise be liable to our customers for damages they may incur resulting from some of these events. In addition to potential liability, if we experience interruptions in the availability of our services, our reputation could be adversely affected, which could result in the loss of customers. For example, our customers access our services through their internet service providers. If a service provider fails to provide sufficient capacity to support our services or otherwise experiences service outages, such failure could interrupt our customers’ access to our services, adversely affect their perception of our services’ reliability and consequently reduce our revenue.

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Our errors and omissions insurance may be inadequate or may not be available in the future on acceptable terms, or at all. In addition, our policy may not cover all claims made against us, and defending a lawsuit, regardless of its merit, could be costly and divert management’s attention.

Furthermore, we will need to ensure that our services can scale to meet the needs of our customers, particularly as we continue to focus on larger enterprise customers. If we are not able to provide our services at the scale required by our customers, potential customers may not adopt our solution and existing customers may not renew their agreements with us.

If the prices we charge for our services are unacceptable to our customers, our operating results will be harmed.

As the market for our services matures, or as new or existing competitors introduce new products or services that compete with ours, we may experience pricing pressure and be unable to renew our agreements with existing customers or attract new customers at prices that are consistent with our pricing model and operating budget. If this were to occur, it is possible that we would have to change our pricing model or reduce our prices, which could harm our revenue, gross margin and operating results.

Failure to adequately expand our direct sales force will impede our growth.

We will need to continue to expand and optimize our sales infrastructure in order to grow our customer base and our business. We plan to continue to expand our direct sales force, both domestically and internationally. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. If we are unable to hire, develop and retain talented sales personnel or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the intended benefits of this investment or increase our revenue.

If we are unable to maintain and promote our brand, our business and operating results may be harmed.

We believe that maintaining and promoting our brand is critical to expanding our customer base. Maintaining and promoting our brand will depend largely on our ability to continue to provide useful, reliable and innovative services, which we may not do successfully. We may introduce new features, products, services or terms of service that our customers do not like, which may negatively affect our brand and reputation. Additionally, the actions of third parties may affect our brand and reputation if customers do not have a positive experience using third-party apps or other services that are integrated with us. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and operating results could be adversely affected.

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Future acquisitions and investments could disrupt our business and harm our financial condition and operating results.

Our success will depend, in part, on our ability to expand our services and grow our business in response to changing technologies, customer demands, and competitive pressures. In some circumstances, we may choose to do so through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

●	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

●	coordination of research and development and sales and marketing functions;

●	retention of key employees from the acquired company;

●	cultural challenges associated with integrating employees from the acquired company into our organization;

●	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

●	the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

●	liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	unanticipated write-offs or charges; and

●	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the write-off of goodwill, any of which could harm our financial condition or operating results.

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RISKS RELATED TO OUR BUSINESS

AS A DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT

We will incur significant expenses in order to implement our business plan, including estimated $30,000 in federal securities law compliance costs for the 12-month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control (such as unanticipated developmental expenses, employment costs, advertising and marketing expenses). We cannot assure you that our proposed business plan as described in this Prospectus will materialize or prove successful.

BUSINESS EVALUATION IS DIFFICULT SINCE WE HAVE NOT YET COMMENCED SIGNIFICANT BUSINESS ACTIVITIES

We were incorporated on October 9, 2015 and to date have been involved primarily in organizational activities.

We have generated no revenue and have incurred total losses of $475,760 from inception to March 31, 2016.

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You cannot evaluate our business or our future prospects due to our lack of operating history. To-date, we have been involved in limited business activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence full business operations.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate sufficient revenues from selling color panels, we will not be able to continue operations.

IF OUR PRESIDENT LEAVES THE COMPANY PRIOR TO SECURING REPLACEMENTS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS WOULD CEASE

We depend on the services of our President, Lim Wee Lee, and our success depends on the decisions made by him. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Mr. Lim could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HIS SERVICES, HE MAY DECIDE TO PAY HIMSELF, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL NET PROFIT THAT WE MAY GENERATE

We are not currently compensating our President for providing management services to us. In the future we might pay him compensation if the cash flow generated from operations significantly exceeds our total expenses. Mr. Lim, as our Officers and Directors, has the power to set his own compensation as he sees fit. If he determines to compensate himself, it could have an adverse effect on our net profit, if any.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR OFFICERS AND DIRECTORS COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS

Our Officers and Directors, have had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, our Officers and Directors may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

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OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES.

Our executive Officers do not reside in the United States. The U.S. stockholders would face difficulty in:

● effecting service of process within the United States on our Officers;

● enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the Officers;

● enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our Officers; and

● bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our Officers.

WE ARE AN “EMERGING GROWTH COMPANY” AND INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES; AS A RESULT OUR COMMON STOCK MAY BE LESS ATTRACTIVE TO INVESTORS

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. . We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

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5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 155,560,000 shares are issued and outstanding as of March 31, 2016. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have no shares of preferred stock issued and outstanding.

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Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we are still considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

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We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

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Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to NPQ Holdings Limited and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our Chief Executive Officer and Member of our Board of Directors Lim Wee Lee does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Lim does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer and Member of our Board of Directors Lim Wee Lee, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $25,201. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $50,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

RISKS RELATING TO OUR COMMON STOCK

BECAUSE OUR OFFICERS AND DIRECTORS, WHO ARE ALSO OUR SOLE PROMOTERS, WILL OWN 46.33% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, THEY WILL RETAIN SIGNIFICANT CONTROL OF THE COMPANY, WHICH IN TURN COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES.

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After all 2,000,000 shares of common stock of this Offering are sold Mr. Lim will own 48,000,000 or 30.46% of total outstanding shares and will retain significant control. As a result, Mr. Lim will have an ability to influence the Company as follows:

● elect or defeat the election of our Directors;

● amend or prevent amendment of our articles of incorporation or bylaws;

● effect or prevent a merger, sale of assets or other corporate transaction; and

● affect the outcome of any other matter submitted to the stockholders for vote

Moreover, our three Officers and Directors own 73,000,000 shares together, and because of the significant ownership position held by our insiders, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by our Officers and Directors or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARE SELLING SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES; WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS

This offering is self-underwritten, that is, we are not engaging the services of an underwriter to sell the shares. We intend to sell them through our Officers and Directors, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any/all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Our existing Affiliate stockholders acquired their shares at a cost of $0.0001 per share, and our Non Affiliate shareholders acquired their shares for $0.01 and $0.1 per share respectively, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $1.00 you pay for them (see the Dilution table).

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THE PROCEEDS OF OUR OFFERING WILL BE HELD IN A STANDARD CORPORATE CHECKING ACCOUNT (RATHER THAN AN ESCROW ACCOUNT) UNTIL THE OFFERING CLOSES, IT IS POSSIBLE THAT CREDITORS OF THE COMPANY COULD ATTACH THESE FUNDS

Our management will have sole control over the withdrawal of funds. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, if quoted, a public market may not materialize.

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RISK OF LOSING INVESTMENT

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

PURCHASING PENNY STOCK LIMITS INVESTOR’S ABILITY TO RE-SELL

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA SALES REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SELL OUR STOCK

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, RESTRICTING THE STATES WHERE YOU CAN RESELL THE SHARES OFFERED BY THIS PROSPECTUS

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE; YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE ACQUISITION PRICE

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

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● variations in quarterly operating results;

● our announcements of significant progress and achievement of milestones;

● our relationships with other companies or capital commitments;

● additions or departures of key personnel;

● sales of common stock or termination of stock transfer restrictions;

● changes in financial estimates by securities analysts, if any; and

● fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

SINCE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON SHARES, STOCKHOLDERS SHOULD RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS

We plan to raise additional capital in order to expand our business. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 600,000,000 shares of common stock, of which 155,560,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority over issuing additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

WE MAY BE EXPOSED TO POTENTIAL RISKS RESULTING FROM NEW REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 404 of the SOX Act, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants. During the course of our testing, we may identify material weaknesses and other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the SOX Act Section 404. As such standards are modified, supplemented or amended; it may be difficult to ensure effective internal controls over financial reporting. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY COMPANY; YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on October 9, 2015 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may”, “will”, “should”, “plans”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section, and the section entitled “Description of Our Business”, as well as those discussed elsewhere in this Prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements are relevant as of the date of this Prospectus. We believe that the expectations reflected in the forward-looking statements are reasonable; however we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of either 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,000,000 as anticipated.

USE OF PROCEEDS	25%	50%	75%	100%

Daily Operating Expenses	$3,800	$92,800	$181,800	$270,800
Potential Legal Expenses	20,000	20,000	20,000	20,000
Accounting Expenses	15,000	15,000	15,000	15,000
Payment for ongoing reporting requirements	25,000	25,000	25,000	25,000
Staff Salaries	180,000	360,000	540,000	720,000
Office Rent	6,000	12,000	18,000	24,000
Office Equipment	10,000	20,000	30,000	40,000
Software	7,000	14,000	21,000	28,000
Cloud Server Hosting	30,000	60,000	90,000	120,000
Phone and Internet	3,000	6,000	9,000	12,000
Marketing - Online Advertising and Telemarketing	50,000	100,000	150,000	200,000
Employee Training	25,000	50,000	75,000	100,000
R&D	100,000	200,000	300,000	400,000
Offering Expenses	25,200	25,200	25,200	25,200
TOTAL	$500,000	$1,000,000	$1,500,000	$2,000,000

The amounts actually spent for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary with business progress and development efforts, general business conditions and market reception. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing.

If insufficient funds are raised we plan to use cash on hand, or if necessary, borrow funds from our management.

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DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this Prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

b. contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;

c. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

d. contains a toll-free telephone number for inquiries on disciplinary actions;

e. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

f. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

(a) bid and offer quotations for the penny stock;

(b) the compensation of the broker-dealer and its salesperson in the transaction;

(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS

We had 68 holders of record of our common stock as of June 30, 2016.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

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PENNY STOCK REGULATION

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of NPQ Holdings’ presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s directors and Non Affiliates totaling 72,000,000 and 78,000,000 shares respectively at $0.0001 per share for an aggregate proceeds of $15,000 in cash, 1,000,000 shares issued to our CFO Mr. Liew Wan Kong Gordon at $0.01 per share for total proceeds of $10,000, and 1,760,000 and 2,800,000 shares at $0.01 and $0.10 per share respectively for a total of $297,600 from Non Affiliates, versus the current offering price of $1.00 per share.

The Company’s net tangible book value on March 31, 2016 was $95,239 or approximately $0.0006 per share, based upon 155,560,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $2,000,000, the net tangible book value of the 157,560,000 shares to be outstanding will be $2,070,039 or approximately $0.0131 per share.

DILUTION TABLE

The price of the current offering is fixed at $1.00 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception on October 9, 2015.

Founders of the Company purchased 150,000,000 shares of restricted common stock at $0.0001 per share for a total of $15,000. This included 72,000,000 shares issued to our Officers and Directors.

On December 21, 2015, the Company issued our Chief Financial Officer 1,000,000 shares of restricted common stocks at $0.01 per share, and 1,800,000 shares of restricted stock to 15 individuals at $0.01 per share, for total proceeds $28,000.

On December 31, 2015, the Company issued 2,760,000 shares of restricted common stocks at $0.10 per share to 48 investors for gross proceeds of $276,000.

Assuming completion of the offering, there will be up to 157,560,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ equity of $95,239 as of March 31, 2016.

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Percentage of funding	100%	75%	50%	25%
Offering price per share	$1.00	$1.00	$1.00	$1.00
Shares after offering	157,560,000	157,060,000	156,560,000	156,060,000
Amount of new funding	$2,000,000	$1,500,000	$1,000,000	$500,000
Book value before offering (per share)	$0.0006	$0.0006	$0.0006	$0.0006
Book value after offering (per share)	$0.0131	$0.0100	$0.0068	$0.0037
Net increase per share	$0.0125	$0.0094	$0.0062	$0.0030
Dilution to investors	$0.9869	$0.9900	$0.9932	$0.9963
Dilution as percentage	98.69%	99.00%	99.32%	99.63%

The following table summarizes the number and percentage of shares purchased, the amount of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

			Total	Amount of
	Price per	Shares	Number Of	Consideration
	Share	Held	Ownership	Paid
Affiliate Stockholders	$0.0001	72,000,000	45.7%	$7,200
Affiliate Stockholder	$0.01	1,000,000	0.01%	$10.000
Non Affiliate Stockholders	$0.0001	78,000,000	49.51%	$7,800
Non Affiliate Stockholders	$0.01	1,800,000	1.14%	$18,000
Non Affiliate Shareholders	$0.10	2,760,000	1.75%	$27,600
Investors in This Offering	$1.00	2,000,000	1.27%	$2,000,000

PLAN OF DISTRIBUTION

This is a self-underwritten offering. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Officers and Directors will sell the shares and intends to offer them to friends, family members and business acquaintances with no commission or other remuneration payable to him for any Shares they sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our Officers and Directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our Officers and Directors satisfy the requirements of Rule 3a4-1, because they:

(a) are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

(b) will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities neither he will be compensated in any other forms with the proceeds of this offering; and

(c) are not, nor will they be at the time of his participation in the offering, an associated person of a broker-dealer; and

(d) meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) each is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the internet to advertise our offering. Our Officers and Directors will distribute the Prospectus to potential investors at meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Our Officers and Directors do not intend to purchase any shares in this offering.

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SECTION 15(G) OF THE EXCHANGE ACT

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under, impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $153,076,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

TERMS OF THE OFFERING

This Prospectus Offering consists of a) a total of 2,000,000 shares (the “Shares”) of our common stock on a “self-underwritten” basis at a fixed price of $1.00 per share There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 day period or extend the offering for up to 180 days following the expiration of the 180 day offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

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The offering of the 2,000,000 shares is a “best efforts” offering, which means that our Officers and Directors will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $1.00 per share for the duration of the offering. The shares will be sold at the fixed price until the common stock becomes quoted on the OTC Bulletin Board, OTCQX, OTCQB or listed on a securities exchange. The Company is offering our shares at a fixed price of $1.00 for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the gross proceeds may range between $0 and $2,000,000. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our Officers and Directors will be solely responsible for selling shares under this offering for the Company and no commission will be paid on any sales.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 600,000,000 shares of common stock with a par value of $0.0001 per share and 200,000,000 shares of preferred stock with a par value of $0.0001.

COMMON STOCK

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, assuming the sale of all of the shares of common stock, our present stockholders will own approximately 98.73% of our outstanding shares and our President, Lim Wee Lee will still own approximately 30.46% himself, even if all 2,000,000 shares being offered by the Company are sold.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We are authorized to issue up to 200,000,000 shares of preferred stock with a par value of $0.0001. At this time, we have not issued any shares of preferred stock.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of June 30, 2016, we will have outstanding an aggregate of 157,560,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this Prospectus forms a part, the 2,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 73,000,000 restricted shares of common stock to be outstanding are owned by our Officers and Directors, each known as our “affiliate,” and other 82,560,000 restricted shares of common stock to be outstanding are owned by other 65 non Affiliate investors may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or Regulation S under the Securities Act, if available, or otherwise.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000 directly or indirectly, in the Company or any of its parents or subsidiaries nor was any such person connected with NPQ Holdings Limited or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

EXPERTS

Our financial statements for the period from October 9, 2015(inception) to March 31, 2016 included in this prospectus and registration statement have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

RULE 144 SHARES

Currently, none of our securities may be resold pursuant to Rule 144.

The securities sold in this offering can only be resold through registration under Section 5 of the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this Prospectus, but without an offering of securities.

Matheau J. W. Stout, Esq. has opined on the validity of the shares of common stock being offered hereby.

Instruction 1 to Item 509 of Regulation S-K requires disclosing whether the interest of any expert or counsel named in the Prospectus exceeds $50,000. The interest of any expert or counsel named in the Prospectus does not exceed $50,000 according to Instruction 1 Item 509 of Regulation S-K.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were incorporated on October 9, 2015 in the State of Nevada. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

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3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.”

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

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BUSINESS OF ISSUER

THE COMPANY

NPQ Holdings Limited was incorporated in the State of Nevada on October 9, 2015. Our offices are located at 61 Ubi Road 1, #04-10 Oxley Bizhub, Singapore 408727.

We are a development stage company with no earnings to date and operations and assets consistent with our age, with a focus on early-stage business activities such as proof of concept development, and promoting our new technology. Since incorporation, management has developed a detailed business plan and capitalized the Company with a cash infusion of $571,000.

INDUSTRY

NPQ focuses on the development of solutions for two large industry segments below.

1.	Enterprise Mobile Apps

An article “Has Desktop Internet Use Peaked” published by the Wall Street Journal published on April 15th 2016 reported that, according to a recent data from comScore, the amount of time people spend online on desktops might have peaked in 2015. Online time spent on desktops and laptops in the U.S. fell 6% year-over-year in March 2016, which indicates that desktop is finally truly giving way to mobile.

Mobile Internet usage rose 13% YoY in March 2016 to more than one trillion minutes.

Mobile Internet has become the standard online communication platform with increasingly more people are using mobile devices in place of computers. Smartphone usage is up 394 percent, and tablet usage is up a whopping 1,721 percent as these platforms now combine to account for 60 percent of digital media time spent. More than 75 percent of all Americans who use the Internet (age 18+) now access digital content on both desktop and mobile devices, which is an increase from 68 percent from a year ago.

Mobile-only Internet usage is also becoming more common, driven predominantly by Millennials, of which 21 percent are no longer using desktop computers to go online. Meanwhile, the 55-years-and-older consumer segment is actually the fastest growing faction of mobile users, increasing its combined multi-platform and mobile-only share of audience from 60 percent to 74 percent in the past year.

Mobile devices have quickly become the go-to for a whole range of digital services that consumers rely on every day. This might include booking a ride with Uber, listening to a favorite song on Spotify, or even perusing potential romantic interests on dating app Tinder. Mobile has quickly moved from being just another way to consume content to a platform that helps consumers accomplish more all day, every day.

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To adapt to this new mobile environment, it has become very important for businesses to understand how to effectively connect and serve consumers. Many companies spend quite a bit to establish and grow a strong presence on both mobile and desktop. But as mobile overtakes desktop, businesses would need to shift their dollars toward app development, mobile web, mobile SEO, and mobile ads.

Mobile applications (apps) offer a great way for businesses to stay connected with customers. The industry has evolved tremendously from the early days of providing relatively simple information-based mobile apps for marketing purposes, to the current trend of integrating with cloud-based enterprise software to provide complex business functionalities via mobile apps.

According to the research report “The State of the Mobile Enterprise Business Application Market” dated Nov 3rd 2015 from Strategy Analytics, the enterprise mobile applications market will grow to $63 billion by 2020. The report highlighted that business process applications, such as sales force automation, field force automation, CRM apps, supply chain management and other ERP applications, are being most used by mobile workers.

NPQ focuses on development of solutions that integrate front-end mobile applications with back-end cloud-based enterprise software, enabling businesses to deliver complex business services to customers and facilitate complex workflow to support employees via mobile devices. Customers are better served while mobile workers are empowered to perform their work more effectively, through easy-to-use mobile applications with intuitive user interface that delivers the required services powered by cloud-based enterprise software.

2.	Mobile Point-Of-Sale (mPOS) for Restaurants

Traditional POS systems consist of a basic computer, barcode scanner, receipt printer, cash drawer, and card reader for debit or credit transactions. Until recently, these devices were archaic and limited.

A Mobile Point-Of-Sale (mPOS) is a smartphone, tablet or dedicated wireless device that performs the functions of a cash register or electronic point-of-sale terminal (POS: Point-of-sale terminal). Brick-and-mortar merchants now have more freedom and choice, as mPOS systems are easier to use, more affordable, and more versatile. mPOS can now be linked up with tablet or smartphone with data synchronized in real-time to the cloud.

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According to a new market report published by Transparency Market Research entitled “Mobile Point-of-Sale Market - Global Industry Analysis, Size, Share, Growth, Trends and Forecast 2016 - 2024,” dated Jun 13th 2016, the mPOS market is expected to reach $38.38 billion in revenue by 2024, rising from $2.08 billion in 2015. In terms of revenue, the market is estimated to expand at a CAGR of 38.0% during the forecast period from 2016 to 2024.

mPOS is witnessing huge demand from small and medium-sized businesses for multiple applications, including card payments, inventory management, bill printing, and the provision of loyalty programs. Furthermore, ease of use and low cost are major factors influencing merchants across different industry verticals, such as restaurants, hospitality, retail, entertainment, transport, government, health care, warehouse/distribution, and consumer utility services, to adopt mPOS solutions.

Among the different industry verticals for mPOS, NPQ has chosen to focus on the restaurant industry vertical. Operating in a fast-paced urban environment, F&B companies face challenges with managing resources, business costs, and manpower amidst keen competition. To sustain growth and profitability, many must leverage on technology and innovation to improve productivity, operational efficiency and appeal to affluent customers of today.

BUSINESS STRATEGY

Our business and operations are focused on development of enterprise mobile applications and mobile point-of-sales systems. Our mission is to be the leading provider of cloud applications for businesses, by empowering partners with rewarding business opportunities and a passion to help businesses succeed.

To realize this mission, NPQ has completed the development of two products: SoLoMo App and SoLoMo Restaurant Management System. SoLoMo App is our enterprise mobile app development service while SoLoMo Restaurant Management System is a cloud-based mPOS solution for restaurants.

We are pre-revenue and have fully functional products that are ready to go-to-market. Our development plan estimates six months to start generating revenue from these products. This estimate is based on an expected funding profile, the ability to maintain the current development team and the ability to hire additional staff in identified areas such as sales and marketing, once the additional funding is in place. There can be no assurance that we will be able to successfully market our products.

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1.	The Opportunity

The enterprise mobile applications market will grow to $63 billion by 2020 while the mPOS market is expected to reach $38.38 billion in revenue by 2024. Both markets are experiencing explosive growth right now and we have ready products that address the need of these markets. We believe that these markets will continue to grow.

2.	The Challenge

a)	Enterprise Mobile Apps

Currently, the cost of developing enterprise mobile apps can be very high. The Enterprise Mobility Exchange surveyed 300 senior mobile practitioners around the world and published ‘The Global State of Enterprise Mobility: 2016’. One finding of the survey was that the most common budget size for the next 12-18 months was $250,000–$500,000 chosen by 29.1 per cent of respondents — followed by 25.3% who answered over $1.5 million. The biggest challenges encountered when implementing enterprise mobility projects were integration with legacy systems (47.7 per cent), gaining stakeholder buy-in (38.5 per cent), change management (38.5 per cent) and budget limitations (33.1 per cent).

b)	Restaurant Point-Of-Sale System

The manpower crunch among F&B operators urgently requires workflow automation. Most of the F&B operators are facing long Q issue during peak hour and many stated labour shortage as a major bottleneck. Customers experience long waiting times during queuing, ordering and payment process. F&B revenue is affected by the bottleneck of ordering taking processing during peak hour.

Current products in the market only offer piece-wise solutions to the above challenges:

i)	Mobile Ordering App and Websites

These are not integrated with the POS; user has to check a separate email address or a separate device screen for online takeaway orders, thus adding more work and stress to the cashier due to double entry. Since these mobile ordering solutions are not integrated with POS, orders cannot be transmitted directly to kitchen for food preparation.

ii)	iPad e-Menu Ordering System/e-Waiter Ordering System

These work within the outlet and are not able to handle online takeaway orders and digital payments. They are also not integrated with Kitchen Display System (KDS) to streamline food preparation.

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For typical iPad-based e-Menu ordering systems, there is a need to deploy one iPad for each table. Hot soups, drinks and other liquids do not go well with electronics. This will result in significant hardware costs and long-term hardware maintenance costs.

For e-Waiter ordering system, waiters are still required take orders from customers. The number of waiters required will increase proportionally with the number of tables being served. This does not resolve the manpower crunch issue many F&B are currently facing.

iii)	Standalone Traditional POS

These standalone systems use expensive proprietary industrial hardware for POS terminals and are not integrated to store management functions such as table management, cash & till management, daily reports and analytics.

Most of F&B operators deploy a basic Point-Of-Sale (POS) to allow customers to place order for their food. For some, besides the basic POS, there may be other different systems being deployed to operate their F&B outlets. Such systems are likely to comprise various standalone solutions from different vendors. These solutions are either not integrated or difficult to manage due to legacy technology limitations.

In some situation, there is a need to perform data transfer through manual data entry in order to ensure that data already captured on one application is entered into other applications. Also, the integration of any one of these standalone systems will require concerted efforts from the vendors of these systems, often resulting in significant costs.

3.	The Solution

NPQ aspires to become the leading enterprise cloud applications provider in Singapore & Malaysia, under the leadership of our management team with vast experiences in IT industry. Our product strategy is to develop enterprise mobile apps, customized to meet specific vertical industry segments challenges, powered by cloud-based enterprise software.

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a)	SoLoMo Apps

NPQ employ a Mobile App Development Platform (MADP) that allows us to rapidly develop and deploy enterprise mobile applications. This enables us to offer a compelling enterprise mobile app solution that

i)	Lowers cost of apps by 90% compared to traditional customized mobile app development

ii)	Turnaround time is only 1.5 months for both iPhone and Android apps, instead of the typical 6-8 months

iii)	No programming knowledge needed. Client can login after app goes live to edit and maintain functionality, content and appearance of apps.

By using our SoLoMo App development platform, clients can also choose to develop mobile apps themselves. Our platform has over 80 modules, which can be “drag-and-drop” together to create highly functional enterprise mobile apps. Enabling clients to develop their own mobile apps without the need to have any technical programming knowledge, results in tremendous cost savings for the clients.

This product strategy effectively allows NPQ to offer affordable pricing that allows mass market adoption of enterprise mobile apps and our customers can benefit from lower ongoing support costs by being able to self-maintain the mobile app’s content and functions.

b)	SoLoMo Restaurant Management System (RMS)

The SoLoMo Restaurant Management System aims to provide a seamless end-to-end integrated system for F&B operators to

i)	Automate ordering and payment through self-service Mobile Web Ordering with digital payment

ii)	Optimize restaurant operation with Point-Of-Sales integrated with cloud-based enterprise software

iii)	Increase kitchen food preparation efficiency with Kitchen Display System

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The improved workflow implemented by SoLoMo RMS, cuts down the number of steps from ordering to serving to only 3 steps: -

i)	Customer scans a QR code sticker on table using own smartphone, places order from Mobile Web Ordering system and pays digitally using smartphone upon checking out order

ii)	The web-based Point-Of-Sales captures the order and sends the order to the Kitchen Display System, which shows the cook what food to prepare

iii)	Waiter delivers the order to customer

This improved workflow provides the following immediate benefits:

i)	No need waiter to take order from customer

ii)	No need waiter to key in order to POS

iii)	No need waiter to send order to kitchen

iv)	No need customer to queue up for payment

v)	Increase revenue from take-away orders/delivery

SoLoMo Restaurant Management System has the following innovations over other solutions in the market:

i)	Web Ordering-POS-KDS-ERP Integration

Unlike the piece-wise solutions available in the market, SoLoMo Restaurant Management System fully integrates mobile web ordering with digital payment (for dine-in and online takeaway orders), Point-Of-Sales (POS) with backend Enterprise Resource Planning (ERP) functions and Kitchen Display System (KDS).

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SoLoMo RMS captures all order details to a backend Enterprise Resource Planning (ERP) system, enabling F&B operators to analyse their businesses more effectively anywhere, anytime, through a web browser.

Being a fully integrated system, there is also no need to deal with multiple vendors providing different standalone systems, based on different “islands” of technologies.

ii)	Hardware and OS Independent

Using SoLoMo RMS Mobile Web Ordering, each customer places order using his own mobile device or smartphone. Unlike typical iPad-based e-Menu ordering systems, there is also no need to deploy one iPad for each table. This will result in significant hardware cost savings and long-term hardware maintenance costs.

SoLoMo RMS POS and KDS can be deployed on any consumer grade computers and tablets, running on any modern OS such as Windows, MacOSX, iOS or Android. This removes the need to use expensive proprietary industrial hardware for POS terminals and KDS terminals.

As SoLoMo RMS is hosted in the cloud and deployed as Software-As-A-Service, the system can scale easily without any restrictions and the turnaround time for replacing a terminal is significantly reduced to negligible amount of time and effort. Customers are being protected from facing business disruption due to hardware failure.

iii)	Open-Source Frameworks

The open-source software model has blossomed into a robust philosophy of transparency and collaboration with the potential to transform all industries.

With the global open-source programmers and developers contributing to the community, such products thrive on community collaboration, collective consciousness and that with proper organization and oversight; trustworthy products with the wisdom of the masses can be created.

We leverage on Open Source Software and Open Source Frameworks to deliver SoLoMo RMS. Our resulting product is built on established open-source frameworks that are well supported and constantly improved on, by the global community of open-source developers.

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Use of Funds

Our financial statements from inception (October 9, 2015) through March 31, 2016 report no revenue and net loss of $475,761, and total assets of $210,169 which is our cash balance, which was generated from the sale of 155,560,000 shares of restricted common stock to our Officers and Directors and Non Affiliates.

We currently do not have any written agreements in place for any investments or loans from third parties. We seek to raise capital to expand our operations.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe that our Officers and Directors’ industry experience and connections will enable us to develop the various aspects of the business.

We believe there are no constraints on the sources or availability of products, materials and supplies related to.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

As a development stage company, we currently have no customers (generated no revenue to current date). We plan to extend our market in the near future.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no known circumstances associated with this industry or any of the products or services that we expect to be providing that would give rise to any patent, trademark or license infringements or violations. We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions. Out web domain and IP address as well as company information will be protected by our domain host.

We are currently exploring the possibility of filing applicable United States patents, copyrights for our technology and business processes and a trade mark for our brand name.

GOVERNMENTAL AND INDUSTRY REGULATIONS

We will be subject to federal and state laws and regulations that relate directly or indirectly to our operations including federal securities laws. We will also be subject to common business and tax rules and regulations pertaining to the normal business operations.

SOFTWARE DEVELOPMENT ACTIVITIES AND COSTS

We have expensed $175,098 on Software development expenses up to March 31, 2016.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

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FACILITIES

Locations & Facilities

EMPLOYEES

We have commenced only limited operations, and currently have three employees - our Officers and Directors, Mr. Lim Wee Lee and Mr. Liew Wan Kong Gordon devote their full time to our operations, while Mr. Liew Siow Gian Patrick devotes 10 to 20 hours to our operations.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this Prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DESCRIPTION OF PROPERTY

Equipment & Tools

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, Officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party, or has a material interest adverse to our interest. Our address for service of process in Nevada is 1645 Village Center Circle, Suite 170 Las Vegas, NV 89134.

MANAGEMENT

Data concerning company executives as of the date of this Prospectus:

Name	Age	Position

Lim Wee Lee	42	President, Chief Executive Officer, Treasurer, Secretary and Director

Liew Wan Kong Gordon	66	Chief Financial Officer and Director

Liew Siow Gian Patrick	60	Director

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The persons named above have held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive Officers:

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and NPQ Holdings Limited are provided below:

Lim Wee Lee, Chief Executive officer, President, Treasurer, Secretary. and Director

Mr. Lim Wee Lee was graduated with a Master Degree in Computer Science from National University of Singapore. He founded NetProfitQuest Pte Ltd (NPQSG) to empower businesses to grow and succeed with enterprise apps in 2009. He has kept on developing and expanding NPQSG until January 15, 2016.

Mr. Lim also lectured on “Becoming An Entrepreneur” at Nanyang Polytechnic and was a Business Mentor helping start-up business at Singapore Management University.

Mr. Lim is a well sought after speaker in the area of digital marketing. He was an invited speaker at “Marketing in Social Age” hosted by Microsoft Singapore, “Social Media Marketing 2010” organized by Marcus Evans, “The Internet Show 2010/2011” organized by Terrapinn, “China Social Media Master Class” in Shanghai organized by Toplink Conference, “World Bloggers & Social Media Summit 2012”, “Mobile Marketing with Social Media Strategies” organized by Crown Leadership International Group, among many others, to share his experience and ideas with marketers and C-level executives. Willy developed the first “Certificate in Social Media Marketing” in Asia.

Mr. Lim’s experience, as well as his strong academic background and relationships with different clients and companies, has led the Board of Director to reach the conclusion that he should serve as a Director and Chief Executive Officer of the Company.

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Liew Wan Kong Gordon, Chief Financial Officer and Director

Mr. Liew became a member of Association of Chartered Certified Accountants UK (ACCA UK) and has become a fellow member of ACCA UK since 1984. Mr. Liew is a successful business leader with 30 years’ experience building start-up organizations and building market presence in highly competitive Asia Pacific Region’s multicultural environment.

He was an independent business consultant during January 2007 to March 2015. His major responsibilities are to advise on clients’ business operations and help with recruitment of channel partners to improve their market penetration, in order to broaden their network of business distribution network and their business sales turnover and bottom line profitability.

Since December 2015, Mr. Liew has become a Chief Financial Officer of NPQ Holdings Limited and been responsible for the accounting and financial fields of NPQ Holdings Limited.

Mr. Liew’s strong financial background and business experience as well as his qualification has led the Board of Director to reach the conclusion that he should serve as a Chief Financial Officer of the Company.

Liew Siow Gian Patrick, Director

Mr. Liew earned a BSc in Estate Management from Heriot Watt University, a Master of Science in global business and marketing from The City University of New York, an MBA from Henley Business School and a doctorate degree from the University of Southern California.

In 1992, He was a founder of Success Resources Global Limited, a large seminar organiser in the world and a major shareholder of a company which is listed on the Australia Stock Exchange.

From 1994 to May 2013, he was the chairman and CEO of HSR Global Limited, which provided comprehensive real estate services to the residential, commercial and industrial markets of local and overseas properties. During these years, Mr. Liew carried out business planning, team leading, campaigns organising, future forecasting, and performed the visions and missions of HSR Global Limited.

Since June 2013, Mr. Liew has started his managing partner role in Global Enterprise Exchange Pte Ltd, which is providing cutting-edge Real Estate training and consultancy. During these years, Mr. Liew carried out business planning, team leading, campaigns organising, future forecasting, and performed the visions and missions of Global Enterprise Exchange Pte Ltd.

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In Singapore, he won the Entrepreneur of the Year Award for Social Contribution in 2008, the Asia Pacific Entrepreneurship Award in 2009, and the Global Leader Award in 2010.

Mr. Liew’s strong academic background and business experience as well as his qualification has led the Board of Director to reach the conclusion that he should serve as a Director of the Company.

During the past ten years, Mr. Lim, Mr. Liew Wan Kong Gordon and Mr. Liew Siow Gian Patrick have not been the subject of any the following events:

1. Any bankruptcy petition filed by or against any business of which either were a general partner or executive Officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting either Mr. Lim or Mr. Gordon Liew or Mr. Patrick Liew’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall determine the number of Directors from time to time. Each Director serves a term expiring at the next annual shareholders meeting and until his successor is elected and qualified, or until his resignation, removal from office, or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of Directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, such functions that would have been performed by such committees are performed by our Officers and Directors. Thus, there is an inherent conflict of interest.

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DIRECTOR INDEPENDENCE

As of the date of this Registration Statement filed on Form S-1, we have no independent Directors.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the executive Officers described earlier.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No Director, person nominated to become a Director, Executive Officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive Officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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EXECUTIVE COMPENSATION

Since our incorporation on October 9, 2015, we have not compensated and have no arrangements to compensate our Officers and Directors for their services. However, we anticipate that our Officers and Directors will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We have not granted any stock options to anyone; there are no stock option, retirement, pension, or profit sharing plans for the benefit of our Officers and Directors; we have not entered into any employment or consulting agreements with our Officers and Directors. However, as majority shareholder of the Company, Mr. Lim effectively has the power to set his own compensation.

The following table sets forth the compensation paid by us for the period from inception until May 31, 2016 and subsequent thereto, for our Officers and Directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation addresses all compensation awarded to, earned by, or paid to our named executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Lim Wee Lee President, Chief Executive Officer, Treasurer, Secretary and Director	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Liew Wan Kong Gordon Chief Financial Officer,	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Liew Siow Gian Patrick Director	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

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OUTSTANDING EQUITY AWARDS AT MARCH 31, 2016

We do not currently have a stock option plan or any other long-term incentive plans that intend to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our Executive Officers since inception; accordingly, none were outstanding at May 31, 2016.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with our Executive Officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officers or Directors that would result from the resignation, retirement or any other termination of such person. There are no arrangements for our Directors or Officers that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

DIRECTORS COMPENSATION

The members of our Board of Directors are not compensated for their services. The Board has not implemented a plan to award options to any Directors. There are no contractual arrangements with any member of the Board of Directors. We have no Director’s service contracts in place.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, none of the following parties have, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	The Officers and Directors;

●	Any Person proposed as a nominee for election as a Director;

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●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On December 15, 2015, we have issued an aggregate of 72,000,000 shares of our common stock to Officers and Directors for a purchase price of $0.0001 per share or for aggregate consideration of $7,200. The shares were issued under Regulation S of the Securities Act of 1933.

On December 20, 2015, we have issued an aggregate of 1,000,000 shares of our common stock to Mr. Liew Wan Kong Gordon for services related to building our proprietary ad platform at $0.01 per share or for aggregate consideration of $10,000. The shares were issued under Regulation S of the Securities Act of 1933.

During the period from October 9, 2015 (Inception) to March 31, 2016, the Company incurred professional fees of $47,726 from Green Pro VC Limited, a company owned by the Company’s major shareholder. As of March 31, 2016, $31,500 was due to this Company.

Our business plan contemplates eventually entering into formal employment agreements with our Officers and Directors for their management services for set monthly consideration. However, we do not anticipate entering into such agreements until our cash flow from operations justifies such agreements.

We have not entered into any other transaction, nor are there any proposed transactions, in which our Officers and Directors, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our Officers and Directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 31, 2016, we had issued an aggregate of 73,000,000 shares of our common stock to our Officers and Directors for aggregate consideration of $17,200.

The following table sets forth the information regarding the beneficial ownership of our common stock as of July 6, 2016 for our Officers and Directors. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

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The percentage ownership information shown in the table below is calculated based on 155,560,000 shares of our common stock issued and outstanding as of June 30, 2016. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

All figures in this table assume the issuance and subsequent disposition of all shares. The percentage in the column “Percentage of Share Owned Before Offering” was calculated by dividing the total number of shares owned prior to offering by the total issued and outstanding number of shares prior to the offering equivalent to 155,560,000 as of June 30, 2016.

	No. of	No. of	Percentage of	Percentage of
Name and Address	Common Stock	Common Stock	Ownership	Ownership
of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Lim Wee Lee	48,000,000	48,000,000	30.85%	30.46%
Liew Wan Kong Gordon	1,000,000	1,000,000	0.01%	0.01%
Liew Siow Gian Patrick	24,000,000	24,000,000	15.42%	15.23%
Officers and Directors (3 persons)	73,000,000	73,000,000	46.28%	45.70%

The address for each person listed in the table above is NPQ Holdings Limited, 61 Ubi Road 1, #04-10 Oxley Bizhub, Singapore 408727.

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our Directors, Officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this Prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

As of March 31, 2016, the Company had $210,169 cash and liabilities of $114,930. The Company has no recurring source of revenue and during the period from October 9, 2015 (Inception) to March 31, 2016, the Company incurred a net loss of $475,760, and used cash in operations of $108,831. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of March 31, 2016 and for the period from October 9, 2015 (Inception) to March 31, 2016 with respect to this uncertainty. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months or for us to achieve our business plan to finalize the development of our software and applications. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate our business, and estimates that a significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

Being a development stage company, we have very limited operating history. We do not currently have an office in the United States but our address for service of process in Nevada is 1645 Village Center Circle, Suite 170 Las Vegas, NV 89134. Our principal executive office is located at 61 Ubi Road 1, #04-10 Oxley Bizhub, Singapore 408727.

We have generated no revenues up to March 31, 2016; no significant additional revenue is anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To increase our cash surplus and provide additional capital for expansion we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand our proposed operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

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We are an “emerging growth company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to: not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

RESULTS OF OPERATIONS FROM INCEPTION ON OCTOBER 9, 2015 TO MAY 31, 2016

From inception to March 31, 2016, our operating expenses were comprised of general and administrative expenses, Software Development expense and Professional services expenses of $937, $175,098 and $299,725 respectively.

We have generated no revenue.

We anticipate a substantial increase in our legal and accounting fees over the course of the next 12 months as a result of becoming a reporting company with the SEC up to $50,000.

Since inception, we sold 73,000,000 shares of common stock to our Officers and Director for $17,200.

On Oct 9, 2015, Lim Wee Lee was issued 100,000 shares of our restricted common stock, at a par value of $.0001, as founder of NPQ Holdings Limited.

On October 9, 2015, Lim Wee Lee and Liew Siow Gian Patrick were appointed as members of our Board of Directors. Lim Wee Lee was also appointed as president, secretary and treasurer.

On December 15, 2015, Lim Wee Lee was appointed as Chief Executive Officer and Liew Wan Kong Gordon was appointed as Chief Financial Officer.

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On December 15, 2015 Lim Wee Lee was issued 47,900,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $4,790 in proceeds went directly to the Company as working capital.

On December 15, 2015 See Kok Chong was issued 48,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $4,800 in proceeds went directly to the Company as working capital.

On December 15, 2015 Liew Siow Gian Patrick was issued 24,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $2,400 in proceeds went directly to the Company as working capital.

On December 15, 2015 Greenpro Venture Capital Limited was issued 30,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $3,000 in proceeds went directly to the Company as working capital.

On December 20, 2015 the Company sold shares to 16 shareholders which reside in Malaysia and Singapore total of 2,800,000 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $28,000. The proceeds will be used as working capital.

On December 31, 2015 the Company sold shares to 48 shareholders which reside in Malaysia and Singapore total of 2,760,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $276,000. The proceeds will be used as working capital.

On January 2, 2016, we acquired 100% of the common stock of NPQ Global Limited, a non-operating company with no assets or liabilities, from Lim Wee Lee, the controlling shareholder of NPQ Holdings Limited. The consideration was $1.00 in form of cash. NPQ Global Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

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ACTIVITIES TO DATE

A substantial portion of our activities to date has involved developing a business plan. Our team has also developed Plan of Operations. We have established the company office and provided information session and consulting about our services to prospective customers.

PLAN OF OPERATIONS

We anticipate that our legal and accounting fees will increase to $50,000 over the next 12 months as a result of becoming a reporting company with the SEC.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2016, the Company had $210,169 cash and liabilities of $114,930. The Company has no recurring source of revenue and during the period from October 9, 2015 (Inception) to March 31, 2016, the Company incurred a net loss of $475,760, and used cash in operations of $108,831. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of March 31, 2016 and for the period from October 9, 2015 (Inception) to March 31, 2016 with respect to this uncertainty. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months or for us to achieve our business plan to finalize the development of our software and applications. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate our business, and estimates that a significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

Since inception, we have sold 155,560,000 shares of common stocks to our Officers and Directors, and other investors at a prices ranging from $0.0001 to $0.10 per share, for aggregate proceeds of $319,000.

LIMITED OPERATING HISTORY

We have no historical financial information upon which to base an evaluation of our performance. We are in a start-up operation stages and have generated no revenue. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Nevada General Corporation Law requires to indemnify Officers and Directors for any expenses incurred by any Officer or Director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such Officer or Director because of his or her status as an Officer or Director, to the extent that the Director or Officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an Officer or Director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such Officer or Director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested Directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of Directors consisting of disinterested Directors, or by independent legal counsel in a written opinion if a quorum of disinterested Directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a Director or Officer if a final adjudication establishes that the Officer’s or Director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an Officer or Director to apply to the court for approval of indemnification even if the Officer or Director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of Directors is not permitted for the unlawful payment of distributions, except for those Directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our Directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

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Insofar as indemnification for liabilities arising under the Securities Act may be provided to Directors, Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of the offering of the Shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, we will file quarterly and annual reports and other information with the SEC and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the internet (http://www.sec.gov).

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NPQ HOLDINGS LIMITED

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of

NPQ Holdings Limited

We have audited the accompanying consolidated balance sheet of NPQ Holdings Limited (the “Company”) as of March 31, 2016, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from October 9, 2015 (Inception) to March 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of NPQ Holdings Limited as of March 31, 2016, and the results of their operations and their cash flows for the period from October 9, 2015 (Inception) to March 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has no recurring source of revenue and recorded a loss from operations and negative operating cash flows for the period October 9, 2015 (Inception) to March 31, 2016. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty

Weinberg & Company, P.A.

Los Angeles, California

July 14, 2016

F-2

NPQ HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2016

(Amounts expressed in United States Dollars)

March 31, 2016
ASSETS

CURRENT ASSETS:
Cash	$210,169
Total current assets	$210,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable and accrued expenses	$37,500
Customer deposits	45,930
Accounts Payable – related party	31,500
Total Current Liabilities	114,930
STOCKHOLDERS’ EQUITY
Preferred stock; par value $0.0001; 200,000,000 share authorized; no shares issued and outstanding	-
Common stock; par value $0.0001; 600,000,000 share authorized; 155,560,000 shares issued and outstanding	15,556
Additional paid-in capital	555,444
Accumulated deficit	(475,761)
Total Stockholders’ Equity	95,239

Total Liabilities and Stockholders’ Equity	$210,169

See accompanying notes to the financial statements.

F-3

NPQ HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 9, 2015 (INCEPTION) TO MARCH 31, 2016

(Amounts expressed in United States Dollars)

For the Period from Oct 9 2015 (Inception) to March 31, 2016

Net Revenues	$-

Operating Expenses
General and administrative expenses	938
Software development	175,098
Costs paid to related parties (including $252,000 of stock compensation costs)	299,725
Total operating expenses	475,761
Net loss	$(475,761)

Net loss per share-basic and diluted	$0.00
Weighted-average common shares outstanding, basic and diluted	153,084,828

See accompanying notes to the financial statements.

F-4

NPQ HOLDING LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 9, 2015 (INCEPTION) TO MARCH 31, 2016

((Amounts expressed in United States Dollars)

	Common Stock, Par Value $0.0001		Additional Paid-in	Accumulated	Total Stockholders
	Number of Shares	Amount	Capital	deficit	Equity

Balance, Oct 9, 2015 (Inception)	-	$-	$-	$-	$-
Shares issued to founders	150,000,000	15,000	-		15,000
Shares issued for cash	5,560,000	556	303,444	-	304,000
Fair value of shares issued for services	-	-	252,000	-	252,000
Net loss	-	-	-	(475,761)	(475,761)
Balance, March 31, 2016	155,560,000	$15,556	$555,444	$(475,761)	$95,239

See accompanying notes to financial statements.

F-5

NPQ HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 9, 2015 (INCEPTION) TO MARCH 31, 2016

(Amounts expressed in United States Dollars)

For the Period from October 9, 2015 (Inception) to March 31, 2016

CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(475,761)
Adjustments to reconcile net loss to net cash used in operating activities:
Fair value of stock compensation to related parties	252,000
Increase in accounts payable and accrued expenses	37,500
Increase in customer deposits	45,930
Increase in accounts payable – related party	31,500
NET CASH USED IN OPERATING ACTIVITIES	(108,831)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	319,000

NET CHANGE IN CASH	210,169

Cash at beginning of period	-
Cash at end of period	$210,169

See accompanying notes to financial statements.

F-6

NPQ HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 9, 2015 (INCEPTION) TO MARCH 31, 2016

(Amounts expressed in United States Dollars)

1. ORGANIZATION AND BUSINESS BACKGROUND

NPQ Holdings Limited (the “Company”) was incorporated on October 9, 2015 under the laws of the State of Nevada. The company is in its development stage and will focus on early stage business activities such as proof of concept development, and promoting its new technology.

Going concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has no recurring source of revenue and during the period from October 9, 2015 (Inception) to March 31, 2016, the Company incurred a net loss of $475,760, and used cash in operations of $108,831. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months or for us to achieve our business plan to finalize the development of our software and applications. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate our business, and estimates that a significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for NPQ Holdings Limited and its subsidiaries for the period from October 9, 2015 (Inception) to March 31, 2016 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of NPQ Holdings Limited and its wholly owned subsidiaries, NPQ Global Limited and NPQ (HK) Limited. Intercompany accounts and transactions have been eliminated in consolidation. The Company has adopted March 31 as its fiscal year end.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Significant estimates include the accrual of potential liabilities and assumptions used in valuing share-based compensation. Actual results may differ from these estimates.

Cash and cash equivalents

Cash in bank and short term investments with original maturities of three months or less at the time purchased are recorded as cash and cash equivalents.

F-7

Income taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company records a valuation allowance to reduce its deferred tax assets to the amount of future tax benefit that is more likely than not to be realized. As of March 31, 2016, the Company recorded a full valuation allowance against the net deferred tax assets because of its operating loss. The Company classifies interest and penalties on unrecognized tax benefits as income tax expense.

Stock-Based Compensation

The Company periodically may grant shares of stock, stock options, or warrants to employees and non-employees in non-capital raising transactions as compensation for services rendered. The Company accounts for share-based grants to employees based on the authoritative guidance provided by the Financial Accounting Standards Board where the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for share-based grants to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board where the value of the stock compensation is determined based upon the measurement date at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Where there are no future performance requirements by the non-employee, share-based grants are immediately vested and the total stock-based compensation charge is recorded in the period of the measurement date.

Revenue Recognition

The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. The Company plans to generate revenue from sales and subscriptions of our software products once development is completed. Subscription revenue will be recognized ratably over the term of subscription agreements. Deposits received from potential customers are recorded as a liability on the accompany consolidated balance sheet.

Software Development Costs

Costs related to internally developed software are expensed until technological feasibility has been achieved, after which the costs are capitalized.

Fair Value of Financial Instruments

Under current accounting guidance, fair value is defined as the price at which an asset could be exchanged or a liability transferred in a transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or parameters are not available, valuation models are applied. A fair value hierarchy prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.

Level 3 – Unobservable inputs based on the Company’s assumptions.

The Company believes the carrying amount of its financial instruments (consisting of cash, accounts payable and accrued expenses) approximates fair value due to the short-term nature of such instruments.

Loss per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. For the period October 9, 2015 (Inception) to March 31, 2016, the calculations of basic and diluted loss per share are the same because the Company did not have any potential dilutive securities outstanding during the period.

F-8

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases. ASU 2016-02 requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the expected impact that the standard could have on its financial statements and related disclosures.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. ASU 2014-15 requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the expected impact that the standard could have on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3. COMMON STOCK

Founders of the Company, including Mr. Lim Wee Lee, See Kok Chong, Liew Siow Gian Patrick and Greenpro Venture Capital Limited, purchased 48,000,000, 48,000,000, 24,000,000 & 30,000,000 shares of restricted common stock of the Company, respectively, for a total of $15,000.

On December 31, 2015, the Company issued 2,760,000 shares of restricted common stocks at $0.10 per share to 48 investors for gross proceeds of $276,000.

On December 21, 2015, the Company issued our Chief Financial Officer 1,000,000 shares of restricted common stocks at $0.01 per share, and 1,800,000 shares of restricted stock to 15 individuals at $0.01 per share, for total proceeds $28,000. The Company determined that the 2,800,000 common shares sold to these individuals had a fair value of $280,000 at the date of issuance based on the cash sales price of other common shares sold to non-affiliated persons around the same date. As such, the Company recognized compensation costs of $252,000 on the issuance of these common shares.

4. INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

From Oct 9, 2015 (inception) to March 31, 2016

The significant components of deferred income tax assets as of March 31, 2016 are as follows:
Net Operating Loss	$55,000
Valuation allowance	(55,000)
Net deferred income tax asset	$-

As of March 31, 2016, the Company had approximately $162,000 of aggregate net operating losses available to offset future taxable income. The Company provided a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carry forward as the management believes it is more likely than not that these assets will not be realized in the future. As of March 31, 2016, the Company does not have any liabilities for unrecognized tax uncertainties.

5. RELATED PARTY TRANSACTIONS

During the period from October 9, 2015 (Inception) to March 31, 2016, the Company incurred professional fees of $47,726 from Green Pro VC Limited, a company owned by the Company’s major shareholder. As of March 31, 2016, $31,500 was due to this Company.

In addition, the Company recorded $252,000 of stock compensation expense related to the sale of shares of common stock sold to an officer and other individuals at a price below market price (see Note 3).

F-9

Until _________________, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this Prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This Prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this Prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this Prospectus.

NPQ HOLDINGS LIMITED

2,000,000 SHARES OF COMMON STOCK

PROSPECTUS

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering (assuming all shares are sold) are as follows:

SEC Registration Fee	$201.40
Auditor Fees	$10,000
Legal Fees	$8,000
EDGAR Fees	$3,000
Transfer Agent Fees	$4,000

TOTAL	$25,201.40

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

NPQ Holdings Limited’s Bylaws allow for the indemnification of the Officer and/or Director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the Director, Officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a Director, Officer and/or person controlling NPQ Holdings Limited, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities to the three Affiliate Officers and Directors and 65 Non-Affiliate shareholders listed below that were not registered under the Securities Act of 1933, as amended.

On Oct 9, 2015, Lim Wee Lee subscribed 100,000 shares of our restricted common stock, at a par value of $.0001, as founder of NPQ Holdings Limited.

On October 9, 2015, Lim Wee Lee and Liew Siow Gian Patrick were appointed as members of our Board of Directors. Lim Wee Lee was also appointed as president, secretary and treasurer.

On December 15, 2015, Lim Wee Lee was appointed as Chief Executive Officer and Liew Wan Kong Gordon was appointed as Chief Financial Officer.

On December 15, 2015 Lim Wee Lee subscribed 47,900,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $4,790 in proceeds went directly to the Company as working capital.

On December 15, 2015 See Kok Chong subscribed 48,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $4,800 in proceeds went directly to the Company as working capital.

On December 15, 2015 Liew Siow Gian Patrick subscribed 24,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $2,400 in proceeds went directly to the Company as working capital.

On December 15, 2015 Greenpro Venture Capital Limited subscribed 30,000,000 shares of restricted common stock, each with a par value of $.0001 per share, from the Company. The $3,000 in proceeds went directly to the Company as working capital.

On December 20, 2015 the Company sold shares to 16 shareholders, which reside in Malaysia and China. A total of 2,800,000 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $28,000. The proceeds will be used as working capital.

On December 31, 2015 the Company sold shares to 48 shareholders, which reside in Malaysia and China. A total of 2,760,000 shares of restricted common stock were sold at a price of $0.1 per share. The total proceeds to the Company amounted to a total of $276,000. The proceeds will be used as working capital.

II-1

On January 2, 2016, we acquired 100% of the common stock of NPQ Global Limited, a non-operating company with no assets or liabilities from Lim Wee Lee, the controlling shareholder of NPQ Holdings Limited. The consideration was $1.00 in form of cash. NPQ Global Limited is now our wholly owned subsidiary which shares our exact business plan of which we operate through exclusively at this time.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Matheau J. W. Stout, Esq.
23.1	Consent of Weinberg & Company
23.2	Consent of Matheau J. W. Stout, Esq.(contained in exhibit 5.1)

II-2

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 383(b) (ss.230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

II-3

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our Directors, Officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, Officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Republic of Singapore on July 14, 2016.

NPQ HOLDINGS LIMITED

By:	/s/ Lim Wee Lee
Name:	Lim Wee Lee
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Lim Wee Lee	Chief Executive Officer	July 14, 2016
Lim Wee Lee	(Principal Executive Officer and Director)

/s/ Liew Wan Kong Gordon	Chief Financial Officer	July 14, 2016
Liew Wan Kong Gordon	(Principal Accounting and Financial Officer )

/s/ Liew Siow Gian Patrick	Director	July 14, 2016
Liew Siow Gian Patrick

II-5